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                                                                      EXHIBIT 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report on Chittenden Corporation dated January 11, 2002 (except with respect to the matter discussed in Note 21, as to which to the date is February 28, 2002), included in this Annual Report on Form 10-K into the Company's previously filed Registration Statements on Form S-3 (File No. 333-80747) and Form S-8 (File Nos. 333-81197, 333-58133, 333-25531, 333-63624).

Boston, Massachusetts
March 7, 2002